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                                                                   EXHIBIT 22(1)

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LAYNE CHRISTENSEN COMPANY

SUBSIDIARIES

   1.    Layne Arkansas Company                                                      Arkansas

   2.    Layne Atlantic Company, Inc.                                                Indiana

   3.    Layne Central Company                                                       Tennessee

   4.    Layne de Bolivia S.R.L.                                                     Cochabamba, Bolivia

   5.    Layne de Mexico, S.A. de C.V.                                               Hermosillo, Sonora,
                                                                                     Mexico

   6.    Layne GeoSciences, Inc.                                                     Delaware

   7.    Layne Louisiana Company                                                     Louisiana

   8.    Layne Northern Company, Inc.                                                Indiana

   9.    Layne-Northwest Company, Inc.                                               Wisconsin

  10.    Layne Ohio Company                                                          West Virginia

  11.    Layne Texas, Incorporated                                                   Delaware

  12.    Layne (Thailand) Limited                                                    Bangkok, Thailand

  13.    Mid-Continent Drilling Company                                              Delaware

  14.    Christensen Boyles Corporation                                              Delaware

  15.    Boyles Bros. Drilling Company                                               Utah

  16.    Elgin Exploration Company, Ltd.                                             Calgary, Alberta,
                                                                                     Canada

  17.    Christensen Mining Products Export Company, Ltd.                            Barbados

  18.    Christensen Boyles International                                            Cayman Islands

  19.    Christensen Products (Thailand) Co., Ltd.                                   Thailand

  20.    Hydro Resources Co., Ltd.                                                   Thailand


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